UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2023

__________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

 __________________________________________

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On November 16, 2023, Sensata Technologies Holding plc (the "Company") issued a press release announcing that its indirect wholly-owned subsidiary Sensata Technologies B.V. ("STBV") intends to redeem in full all $400,000,000 in aggregate principal amount of its outstanding 5.625% Senior Notes due 2024 (CUSIP Nos. N78840AK6 and 81725WAH6) (the “Notes”). The redemption will be made in accordance with the terms of the indenture governing the Notes and the terms of the notice of redemption that is being sent to all registered holders of the Notes by the trustee for the Notes.
The redemption is expected to be made on December 18, 2023 (the "Redemption Date") at a redemption price equal to 100.000% of the aggregate principal amount of the outstanding Notes, plus the “make whole” premium, plus accrued and unpaid interest to (but not including) the Redemption Date (the “Redemption Price”). The Redemption Price will be due and payable on the Redemption Date upon surrender of the Notes.
The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	November 16, 2023 press release entitled "Sensata Technologies Holding plc Announces Upcoming Redemption of 5.625% Senior Notes due 2024 by Sensata Technologies B.V."

104	Cover Page Interactive Data File (embedded within inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Maria Freve
Date:	November 16, 2023	Name: Maria Freve
Title: Vice President and Chief Accounting Officer

3